UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 3, 2022

UNITED INSURANCE HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware		001-35761		75-3241967
(State or other jurisdiction of incorporation)		(Commission File Number)		(IRS Employer Identification No.)

800 2nd Avenue S.				33701
Saint Petersburg,	FL
(Address of principal executive offices)				(Zip Code)

		(727)	895-7737
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.0001 par value per share	UIHC	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company's 2022 Annual Meeting was held for stockholders to consider and act upon the three proposals listed below. A total of 37,767,729 shares of our common stock, out of a total of 43,316,328 shares of common stock issued and outstanding and entitled to vote as of the close of business on March 7, 2022, were present in person or represented by proxy. The final results of the stockholder votes regarding each proposal were as follows:

Proposal One: The stockholders elected each of the five persons named below to serve as Class B directors for a two-year term until the Company's 2024 annual meeting of stockholders and until his successor is duly elected and qualified or until his earlier death, resignation, or removal.

	For	Against	Abstained	Broker Non Votes
Class B Directors
Alec L. Poitevint, II	28,028,258	984,887	13,501	8,741,083
Kern M. Davis, M.D.	20,395,569	8,617,579	13,498	8,741,083
William H. Hood, III	28,478,094	535,054	13,498	8,741,083
Sherrill W. Hudson	28,481,723	528,006	16,917	8,741,083
Patrick F. Maroney	28,433,507	576,218	16,921	8,741,083

Proposal Two: The stockholders ratified the appointment of Deloitte & Touche, LLP as the Company's independent registered public accounting firm for the fiscal year ended December 31, 2022.

For	Against	Abstained	Broker Non Votes
37,200,311	531,563	35,855	—

Proposal Three: The stockholders recommended, on an advisory basis, the compensation of the Company's named executive officers as described in the proxy statement.

For	Against	Abstained	Broker Non Votes
28,555,080	428,532	43,034	8,741,083

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

UNITED INSURANCE HOLDINGS CORP.
May 6, 2022	By:	/s/ B. Bradford Martz
B. Bradford Martz, President and Chief Financial Officer (principal financial officer and principal accounting officer)